                                                                    Exhibit 10.1



                 SERIES C PREFERRED UNIT SUBSCRIPTION AGREEMENT

                                      AMONG

                          RELIANT PHARMACEUTICALS, LLC

                                       AND

                          THE PURCHASERS LISTED ON THE
                     SCHEDULE OF PURCHASERS ATTACHED HERETO








                          DATED AS OF DECEMBER 17, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I. DEFINITIONS; RULES OF CONSTRUCTION................................1

   1.1    Definitions........................................................1

   1.2    Rules of Construction..............................................5

ARTICLE II. AUTHORIZATION AND SALE OF THE SERIES C PREFERRED UNITS...........6

   2.1    Authorization......................................................6

   2.2    Sale and Purchase of the Units.....................................6

   2.3    Purchase Price; Payment............................................6

   2.4    Initial Closing....................................................6

   2.5    Possible Subsequent Sales of Series C Preferred Units..............7

ARTICLE III. CONDITIONS TO ISSUANCE OF SERIES C PREFERRED UNITS..............7

   3.1    Conditions of Each Purchaser's Obligations.........................7

   3.2    Conditions of the Company's Obligations............................9

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................9

   4.1    Organization and Qualifications...................................10

   4.2    Authority.........................................................10

   4.3    Subsidiaries......................................................10

   4.4    Equity Capitalization.............................................10

   4.5    Authorization.....................................................10

   4.6    No Violation......................................................11

   4.7    Validity of Series C Preferred Units; Conversion Securities.......11

   4.8    Financial Statements..............................................11

   4.9    Absence of Undisclosed Liabilities................................12

   4.10   Absence of Certain Changes........................................12

   4.11   Employee Benefit Plans............................................13

   4.12   Tax Matters.......................................................13

   4.13   Contracts, Leases and Other Agreements............................14

   4.14   Insurance.........................................................16

   4.15   Litigation........................................................16

   4.16   Consents..........................................................16

   4.17   Title to Property and Assets......................................16

   4.18   Intellectual Property.............................................16

   4.19   Related Party Agreements; No Conflict of Interest.................17

   4.20   Registration Rights...............................................17

   4.21   Real Property.....................................................17

   4.22   Environmental and Safety Laws.....................................18

   4.23   Compliance with Law; Licenses and Permits.........................18

   4.24   Labor Relations...................................................18

   4.25   Employees.........................................................18

   4.26   Non-Disclosure and Confidentiality Agreements; Invention
            Assignment Agreements...........................................18

   4.27   Fees and Commissions..............................................19

   4.28   Securities Act....................................................19

   4.29   Internal Accounting Controls......................................19

   4.30   No Investment Company.............................................19

   4.31   Completeness of Disclosure........................................19

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.................19

   5.1    Organization......................................................19

   5.2    Authorization; Power..............................................19

   5.3    No Violation......................................................20

   5.4    Consents..........................................................20

   5.5    Purchase for Investment...........................................20

   5.6    Investor Qualifications...........................................20

   5.7    Company Information...............................................21

   5.8    Rule 144..........................................................21

   5.9    Residence.........................................................21

   5.10   Tax Matters.......................................................21

   5.11   Fees and Commissions..............................................21

ARTICLE VI. COVENANTS OF THE PARTIES........................................21

   6.1    Use of Proceeds...................................................21

   6.2    Required Consents and Approvals...................................22

   6.3    Commercially Reasonable Efforts...................................22

   6.4    Financial Statements and Other Information........................22

   6.5    Inspection........................................................23

   6.6    Fees and Expenses.................................................23

   6.7    Termination.......................................................23

ARTICLE VII. INDEMNIFICATION................................................23

   7.1    Survival..........................................................23

   7.2    Indemnification...................................................23

   7.3    Limitation on Remedies............................................25

ARTICLE VIII. MISCELLANEOUS.................................................26

   8.1    Successors and Assigns............................................26

   8.2    Third Party Beneficiary...........................................26

   8.3    Confidentiality:  Public Announcements............................26

   8.4    Notices...........................................................26

   8.5    GOVERNING LAW.....................................................27

   8.6    CONSENT TO JURISDICTION...........................................27

   8.7    WAIVER OF JURY TRIAL..............................................28

   8.8    Reproduction of Documents.........................................28

   8.9    Severability......................................................28

   8.10   Entire Agreement..................................................28

   8.11   Consent to Amendments; Waivers....................................28

   8.12   Execution in Counterparts.........................................29

   8.13   Exculpation Among Purchasers......................................29

   8.14   Equity Splits.....................................................29

   8.15   Aggregation of Equity.............................................29

                                                                  EXECUTION COPY

                          RELIANT PHARMACEUTICALS, LLC
                 SERIES C PREFERRED UNIT SUBSCRIPTION AGREEMENT

     SERIES C PREFERRED UNIT SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of December 17, 2001, by and among RELIANT PHARMACEUTICALS, LLC, a Delaware limited liability company (the "COMPANY"), and each of the purchasers listed on the SCHEDULE OF PURCHASERS attached hereto (each, a "PURCHASER" and, collectively, the "PURCHASERS"). Each of the Company and the Purchasers is sometimes referred to herein, collectively, as the "PARTIES" and, individually, as a "PARTY".

                               W I T N E S S E T H

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to subscribe for and purchase from the Company, a minimum of 7,500,000 of the Company's Series C Convertible Preferred Units of the Company (the "SERIES C PREFERRED Units"), at a price per Series C Convertible Preferred Unit of $20.00; and

     WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1.1 or in the Amended LLC Agreement (as defined below).

     NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I.
                       DEFINITIONS; RULES OF CONSTRUCTION

         1.1 DEFINITIONS. The following capitalized terms shall have the following meanings when used in this Agreement:

         "ACCREDITED INVESTOR" means an "accredited investor" as that term is defined in Rule 501(a)(3) under the Securities Act.

         "ADDITIONAL PURCHASER(S)" - see Section 2.5.

         "AGREEMENT" - see Preamble.

         "AFFILIATE" means, with respect to any Person, any (a) director, manager, officer or equity holder holding five percent (5%) or more of the equity interests(on a fully diluted basis) of such Person, (b) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director, manager, officer or equity holder of such Person) and (c) other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "CONTROL" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AMENDED LLC AGREEMENT" - see Section 2.1.

         "ANNUAL FINANCIAL STATEMENTS" - see Section 4.8.

         "BOARD" means the Board of Managers of the Company.

         "BRIDGE LOAN FACILITY" - see Section 3.1(h).

         "BRIDGE NOTES" - see Section 2.3.

         "BUSINESS DAY" means each day other than a Saturday, a Sunday or any other day on which banking institutions in the city of New York, New York and Chicago, Illinois are authorized or obligated by Law or executive order to be closed.

         "CLOSING" - see Section 2.5.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the United States Securities and Exchange Commission and any successor agency performing comparable functions.

         "COMMITMENT AMOUNT" means the Purchase Price amount to be paid by each Purchaser, as is set forth opposite the name of such Purchaser on the SCHEDULE OF PURCHASERS attached hereto.

         "COMMON UNITS" means the common limited liability company membership interest units of the Company.

         "COMPANY" - see Preamble.

         "COMPANY FINANCIAL STATEMENTS" - see Section 4.8.

         "CONTRACTS" - see Section 4.13(a).

         "CONVERSION SECURITIES" - means, with respect to the Series C Preferred Units, the Common Units issuable upon conversion thereof.

         "DAMAGES" - see Section 7.2(d).

         "ERISA" - see Section 4.11.

         "EXISTING NOTEHOLDERS" - see Section 2.3.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any foreign, federal, state or local court or other governmental, administrative, or regulatory, authority, agency, department or body.

         "INDEMNIFIED PARTY" - see Section 7.2(c).

         "INDEMNIFYING PARTY" - see Section 7.2(c).

         "INITIAL CLOSING" - see Section 2.4.

         "INITIAL CLOSING DATE" - see Section 2.4.

         "INTERIM FINANCIAL STATEMENTS" - see Section 4.8.

         "INVESTMENT COMPANY" - see Section 4.29.

         "JOINDER" - see Section 3.2(c).

         "KNOWLEDGE" means the actual knowledge of Joseph Krivulka, Larry Gyenes, Michael Lerner, Gary Talarico or Keith Rotenberg, in each case after reasonable inquiry regarding the matters in question.

         "LAW" means any law, statute, regulation, rule, ordinance, order, consent decree, settlement agreement or governmental requirement, and any judgment, decision, decree, writ, injunction, award, ruling or order of any court or Governmental Authority (including, without limitation, the Internal Revenue Service).

         "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "LIEN" means any mortgage, deed of trust, lien, security interest, pledge, hypothecation, collateral assignment, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind, other than liens granted by the Company in the ordinary course of business with respect to real property leases only.

         "MATERIAL ADVERSE EFFECT" means an event, change, effect or occurrence which, together with any other event, change, effect or occurrence, individually or in the aggregate, has a material adverse effect or impact on (i) the financial condition, assets, business or results of operations of the Company, or (ii) the ability of the Company or the Purchasers to perform their obligations under this Agreement and the Related Agreements or to consummate the transactions contemplated hereby or thereby.

         "PARTY(IES)" - see Preamble.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Authority or any department, agency or political subdivision thereof.

         "PROPRIETARY RIGHTS" means (i) all inventions (whether patentable or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, divisions, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, (ii) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all works of authorship, including, without limitation, all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iv) all databases, data compilations and data collections, (v) all trade secrets and confidential information (including, without limitation, ideas, research and development, know-how, processes, methods, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business, technical and marketing plans and proposals), (vi) all domain names, web addresses, websites and e-mail addresses,
(vii) all computer software, source code and object code, whether embodied in software, firmware or otherwise (including related data and documentation), and
(viii) all copies and tangible embodiments of all of the foregoing (i) through
(vii) in any form or medium.

         "PURCHASE PRICE" - see Section 2.3.

         "PURCHASER(S)" - see Preamble.

         "QUALIFIED IPO" means a public offering of equity securities of the Company that yields net proceeds to the Company of not less than $100,000,000 at an equivalent price per Common Unit of not less than $20.00 (as adjusted for any equity split, equity combination, in-kind equity distribution, recapitalization or similar transaction).

         "REAL ESTATE LEASES" - see Section 4.21(b).

         "REGISTRATION RIGHTS AGREEMENT" - see Section 3.1(e).

         "RELATED AGREEMENTS" means the Amended LLC Agreement (including any joinders thereto) and the Registration Rights Agreement.

         "RELATED PARTY" - see Section 4.19(a).

         "RPI" means Reliant Pharmaceuticals, Inc., a Delaware corporation f/k/a Bay City Pharmaceuticals, Inc., and the predecessor-in-interest of the Company.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rule and regulations of the Commission thereunder, as the same shall be in effect from time to time.

         "SERIES C PREFERRED UNITS" - see Recitals.

         "SUBSEQUENT CLOSING" - see Section 2.5.

         "SUBSIDIARY" means with respect to any Person, any corporation, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the total Voting Power are, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such entity.

         "TAX" or "TAXES" means, with respect to any Person, all federal, state, local, county, foreign and other taxes, assessments or other government charges, including, without limitation, income, estimated income, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith for which such Person may be liable.

         "TAX RETURNS" means any report, return (including information return), election, document, estimated Tax filing, declaration or other filing required to be supplied to any Tax authority or jurisdiction with respect to Taxes including any amendments thereto.

         "THIRD PARTY CLAIMS" - see Section 7.2(c).

         "VOTING POWER" of any Person means the total number of votes which may be cast by the holders of the total number of outstanding equity securities of any class or classes of such Person in any election of members of the board of managers or similar governing body of such Person.

         1.2 RULES OF CONSTRUCTION. The following provisions shall be applied wherever appropriate herein:

               (a) "herein," "hereby," "hereunder," "hereof" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

               (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

               (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

               (d) all accounting terms not specifically defined herein shall be construed in accordance with GAAP;

               (e) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against either party as the principal draftsperson hereof or thereof;

               (f) the descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement;

               (g) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified;

               (h) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement; and

               (i) all references to "$" or "Dollars" shall mean United States Dollars.


                                  ARTICLE II.
             AUTHORIZATION AND SALE OF THE SERIES C PREFERRED UNITS

         2.1 AUTHORIZATION. The Board has, prior to the date of this Agreement, authorized and approved (a) the execution of this Agreement by the Company; (b) the issuance and sale of the Series C Preferred Units to the Purchasers, and the issuance of the Conversion Securities to the Purchasers upon conversion thereof; (c) the First Amended and Restated Limited Liability Company Operating Agreement, in the form attached hereto as EXHIBIT A (the "AMENDED LLC AGREEMENT"), and (d) the admission of each Purchaser not already a member of the Company as a member of the Company.

         2.2 SALE AND PURCHASE OF THE UNITS. Subject to the satisfaction of the terms and conditions of this Agreement set forth herein and in reliance upon the respective representations and warranties of the Parties set forth or referred to herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to subscribe for and purchase from the Company, each Purchaser's Commitment Amount (as set forth opposite the name of such Purchaser on the SCHEDULE OF PURCHASERS attached hereto) of Units to be issued and sold on the Closing Date (as defined below). The SCHEDULE OF PURCHASERS indicates the number of Units to be purchased by each Purchaser on the Closing Date.

         2.3 PURCHASE PRICE; PAYMENT. The per unit purchase price for the Series C Preferred Units, whether purchased on the Initial Closing Date (as defined below) or thereafter, shall be $20.00 per Unit (the "PURCHASE PRICE"). Each Purchaser shall pay to the Company on the relevant Closing Date, the Purchase Price for that number of Series C Preferred Units purchased by such Purchaser at such Closing (as defined below), either by wire transfer of immediately available funds in accordance with written instructions from the Company and/or, in the case of those Purchasers (the "EXISTING NOTEHOLDERS") who have loaned funds to the Company pursuant to those Secured Demand Promissory Notes of the Company, dated July 30, 2001 (the "BRIDGE NOTES"), by exchange of an aggregate of $50,000,000 of the outstanding balance under such Bridge Notes for the equivalent dollar value of the Series C Preferred Units.

         2.4 INITIAL CLOSING. The closing of the purchase and sale of at least 7,500,000 Series C Preferred Units to be purchased by the Purchasers hereunder (the "INITIAL CLOSING") will be held following satisfaction of all conditions to issuance set forth in Article III of this Agreement at the offices of Latham & Watkins, Sears Tower, Suite 5800, Chicago, Illinois 60606, or at such other time and location as shall be agreed to among the Company and the

Purchasers. The date of the Initial Closing is hereinafter referred to as the "INITIAL CLOSING DATE."

         2.5 POSSIBLE SUBSEQUENT SALES OF SERIES C PREFERRED UNITS. At any time on or before the earlier to occur of (a) June 30, 2002 or (b) the filing of a registration statement under the Securities Act, the Company may issue and sell additional Series C Preferred Units to additional purchasers, each of whom shall be (i) an Accredited Investor and (ii) a holder of preemptive rights pursuant to the Original Agreement (as defined in the Amended LLC Agreement (such purchasers, collectively, the "ADDITIONAL PURCHASERS"). The consummation of the sale of such additional Series C Preferred Units shall be effected in one or more closings (each a "SUBSEQUENT CLOSING" and together with the Initial Closing, the "CLOSING"). Any such sale made at any such Subsequent Closing (A) shall be made on the terms and conditions set forth in this Agreement, (B) the representations and warranties of the Company set forth in Article IV hereof (and the schedules thereto) shall speak as of the Initial Closing Date and the Company shall not update any such disclosure, and (C) the representations and warranties of the Additional Purchasers in Article IV hereof shall speak as of the date of such Subsequent Closing. Any Series C Preferred Units sold to the Additional Purchasers pursuant to this Section 2.5 shall be deemed to be "Series C Preferred Units" for all purposes under this Agreement and the Additional Purchasers shall be deemed to be "Purchasers" for all purposes under this Agreement.


                                  ARTICLE III.
               CONDITIONS TO ISSUANCE OF SERIES C PREFERRED UNITS

         3.1 CONDITIONS OF EACH PURCHASER'S OBLIGATIONS. The obligation of each Purchaser to subscribe for and purchase Series C Preferred Units at the Initial Closing is subject to the fulfillment by the Company of each of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Article IV shall be true and correct in all material respects as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of the Initial Closing Date; provided, that representations and warranties that relate to a specific date shall speak only as of such date.

               (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Initial Closing Date shall have been performed or complied with in all material respects.

               (c) AMENDED LLC AGREEMENT. The Company shall have delivered to the Purchasers the Amended LLC Agreement, duly executed by the Company and Requisite Holders (as defined therein).

               (d) REGISTRATION RIGHTS AGREEMENT. The Company shall have delivered to the Purchasers a First Amended and Restated Registration Rights Agreement in substantially the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"), duly executed by the Company and the holders of at least a majority of the Registrable Securities (as defined in the Registration Rights Agreement dated as of July 21, 2000 among the Company and its members party thereto)

               (e) EXCHANGE OF BRIDGE NOTES. The Existing Noteholders shall have tendered, and the Company shall have accepted, for exchange as payment of the Purchase Price under Section 2.3 hereof, original Bridge Notes in an amount not more than $50,000,000.

               (f) ELECTION OF MANAGERS. As of the Initial Closing, the entire Board shall consist of ten (10) Managers, elected in accordance with Section 8.2 of the Amended LLC Agreement. Immediately following the Closing, the Board shall consist of the following individuals: Jack Bowman, Gerald Cohn, Herbert Conrad, Fred Craves, Mark Hoplamazian, Joseph Krivulka, Irwin Lerner, David Milligan, Thomas Pritzker and Richard F. Pops.

               (g) CERTIFICATES AND RELATED DOCUMENTS. The Company shall have delivered to each Purchaser the following:

                    (i) a copy of the Certificate of Formation of the Company certified by the Secretary of State of Delaware as of a date not more than ten
(10) days prior to the Initial Closing Date;

                    (ii) a good standing certificate with respect to the Company certified by the Secretary of State of Delaware as of a date not more than ten
(10) days prior to the Closing Date;

                    (iii) a copy of resolutions of the Board of Managers of the Company authorizing and approving the execution and delivery by the Company of this Agreement and the Related Agreements to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, as shall be certified by an officer of the Company to be in full force and effect on the Initial Closing Date; and

                    (iv) a certificate of an officer of the Company dated as of the Initial Closing Date confirming the satisfaction by the Company of the conditions under Sections 3.1(a) and 3.1(b).

               (h) AUTHORIZATIONS. As of the Initial Closing all authorizations, declarations, approvals or permits of, filings with, or notice to, any Governmental Authority or other third party in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby shall have been duly obtained by the Company and the Purchasers and shall be in full force and effect on and as of the Initial Closing Date.

               (i) NO PROCEEDING OR LITIGATION. No action, suit or other legal proceeding shall have been commenced by or pending before any Governmental Authority against the Company or any Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement or the Related Agreements, which, in the reasonable and good faith determination of the Purchasers, is likely to render it impossible or unlawful to consummate such transactions.

         3.2 CONDITIONS OF THE COMPANY'S OBLIGATIONS. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment by such Purchasers of each of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Article V shall be true and correct in all material respects as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of the Initial Closing Date; provided, that representations and warranties that relate to a specific date shall speak only as of such date.

               (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Initial Closing Date shall have been performed or complied with in all material respects.

               (c) JOINDERS TO AMENDED LLC AGREEMENT. Each Purchaser not already party to the Amended LLC Agreement shall have executed and delivered to the Company a Joinder to the Amended LLC Agreement in substantially the form of EXHIBIT C attached hereto.

               (d) REGISTRATION RIGHTS AGREEMENT. The Purchasers shall have executed and delivered counterpart signature pages to the Registration Rights Agreement.

               (e) CERTIFICATES AND RELATED DOCUMENTS. Each Purchaser shall have delivered to Company a certificate of an officer (or person fulfilling a similar function) of such Purchaser dated as of the Initial Closing Date confirming the satisfaction by such Purchaser of the conditions under Sections 3.2(a) and 3.2(b).

               (f) AUTHORIZATIONS. As of the Initial Closing all authorizations, declarations, approvals or permits of, filings with, or notice to, any Governmental Authority or other third party in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby shall have been duly obtained by the Company and the Purchasers and shall be in full force and effect on and as of the Initial Closing Date.

               (g) NO PROCEEDING OR LITIGATION. No action, suit or other legal proceeding shall have been commenced by or pending before any Governmental Authority against the Company or any Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement or the Related Agreements, which, in the reasonable and good faith determination of the Company, is likely to render it impossible or unlawful to consummate such transactions.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchasers as of the Initial Closing as follows:

         4.1 ORGANIZATION AND QUALIFICATIONS. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite legal and limited liability company power and authority to conduct its business as presently being conducted and as proposed to be conducted by it. Except as set forth on SCHEDULE 4.1, the Company is duly qualified to do business in those jurisdictions where its ownership of property or the conduct of its business requires it to be so qualified, except where failing to be so qualified would not reasonably be expected to have a Material Adverse Effect.

         4.2 AUTHORITY. The Company has all requisite legal and limited liability company power and authority to enter into this Agreement and the Related Agreements, and to consummate the transactions contemplated hereby and thereby, including the issuance and sale of the Series C Preferred Units to the Purchasers.

         4.3 SUBSIDIARIES. The Company does not own of record or beneficially any equity, voting or participating interests in any Person.

         4.4   EQUITY CAPITALIZATION.

               (a) The Company's equity capitalization is, and immediately prior to the Initial Closing will be, as set forth on SCHEDULE 4.4(a).

               (b) Immediately following the Initial Closing, other than as set forth on SCHEDULE 4.4(b) or as provided in the Amended LLC Agreement, there will be no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by, or binding upon the Company for the purchase or acquisition from the Company of, any limited liability company membership interest units of the Company or any other equity interests of the Company. The Company has no equity appreciation rights, phantom unit plan or similar rights outstanding.

               (c) Except as set forth on SCHEDULE 4.4(c), no equity purchase, incentive option or other plan agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of units or assets, change in control or any similar transaction(s) by the Company. As of the date of this Agreement, the Series A Preferred Units and the Series B Preferred Units are convertible into Common Units on a one-for-one basis and the Company has not taken any action that has caused any adjustment to such conversion ratios.

         4.5 AUTHORIZATION. All limited liability company action on the part of the Company, the Board and the members of the Company necessary for (a) the authorization, execution, delivery and performance by the Company of this Agreement and the Related Agreements to which the Company is a party, (b) the consummation of the transactions contemplated hereby and thereby (to be performed at the Initial Closing), and (c) the authorization, issuance and delivery of the Series C Preferred Units (and the Conversion Securities) has been duly taken and, prior to the Initial Closing Date, will not be revoked, rescinded or restricted. This Agreement and the Related Agreements to which the Company is a party are legally valid and binding obligations of the Company, and when duly executed and delivered by the other parties hereto and thereto will be enforceable against the Company in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         4.6 NO VIOLATION. None of the execution and delivery of this Agreement and the Related Agreements to which the Company is a party, the consummation of the transactions contemplated hereby and thereby, or the fulfillment by the Company of the terms hereof or thereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the Certificate of Formation or the Amended LLC Agreement, (b) constitute a default under, give rise to any right of termination, cancellation or acceleration, or require any consent or approval (other than approvals that will be obtained prior to the Initial Closing Date) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, contract, lease or other instrument or obligation to which the Company is a party or by which its assets are bound, which default, termination, cancellation or acceleration or failure to obtain consent or approval would reasonably be expected to have a Material Adverse Effect, or (c) violate any Law applicable to the Company or any of its assets which violation would reasonably be expected to have a Material Adverse Effect.

         4.7 VALIDITY OF SERIES C PREFERRED UNITS; CONVERSION SECURITIES. Upon issuance in accordance with the terms of this Agreement, the Series C Preferred Units and upon issuance in accordance with the terms of the Amended LLC Agreement, the Conversion Securities, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens (other than as created by any Purchaser or as may exist under the Amended LLC Agreement and/or the Registration Rights Agreement after the date hereof) and preemptive rights (other than as exists under the Original Agreement (as defined in the Amended LLC Agreement).

         4.8 FINANCIAL STATEMENTS. The Company has furnished the Purchasers with true and correct copies of (a) the unaudited financial statements (balance sheet, income statement, statement of stockholders'/members' equity and statement of cash flows together with all notes and schedules thereto) for RPI and the Company for the year ended December 31, 2000 (collectively, the "ANNUAL FINANCIAL STATEMENTS"), and (b) the unaudited financial statements (balance sheet and income statement) of the Company for the nine (9) month period ended September 30, 2001 (the "INTERIM FINANCIAL STATEMENTS" and, together with the Annual Financial Statements, collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements have been prepared in accordance with GAAP, except that the Interim Financial Statements may not contain all schedules and footnotes required by GAAP and remain subject to year-end adjustments. The Company Financial Statements fairly present, in all material respects, the financial position, the results of operations and cash flows of RPI and the Company, as applicable, as at the date and for the periods covered thereby.

         4.9 ABSENCE OF UNDISCLOSED LIABILITIES. As of the Initial Closing, the Company will not have any material Liabilities arising out of transactions entered into on or prior to the Initial Closing, or any transaction, series of transactions, action or inaction occurring on or prior to the Initial Closing, or any state of facts or condition existing on or prior to the Initial Closing (regardless of when such Liability is asserted), except Liabilities (a) reflected or provided for on the balance sheet included in the Interim Financial Statements, (b) specifically described in this Agreement and/or the Related Agreements, (c) in respect of the Contracts, (d) as set forth on SCHEDULE 4.9, and (e) arising in the ordinary course of business consistent with past practices after the date of the balance sheet included in the Interim Financial Statements.

         4.10 ABSENCE OF CERTAIN CHANGES. Except as disclosed on SCHEDULE 4.10 and except as reflected in the Interim Financial Statements, since the date of the balance sheet included in the Interim Financial Statements, the Company has operated its business in the ordinary course consistent with past practices and, since such date, there has not been any event, occurrence, change, circumstance or development that has had or would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing and except as set forth in SCHEDULE 4.10 or as contemplated by this Agreement, since the date of the balance sheet included in the Interim Financial Statements, the Company has not:

               (a) (i) sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of its business, consistent with past practice or (ii) mortgaged, incurred or permitted to be attached any Liens on its assets, tangible or intangible;

               (b) entered into any Contract (or series of related Contracts) involving more than $1,000,000 in the aggregate, outside the ordinary course of business, consistent with past practice, and which cannot be terminated on less than sixty (60) days' notice by the Company without penalty;

               (c) accelerated, terminated, modified (other than modifications in the ordinary course of business and consistent with past practice), or cancelled any Contract (or series of related Contracts) involving payments or receipts by the Company of more than $1,000,000 in the aggregate to which the Company is a party or is otherwise bound;

               (d) merged or consolidated with, or made any capital investment in, any loan to, any advance to, or any acquisition of the securities or assets of, any other Person (or any series of related capital investments, loans, and acquisitions);

               (e) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness (outside the ordinary course of business) or capitalized lease obligation;

               (f) issued, sold or otherwise disposed, directly or indirectly, of any of its equity securities or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its equity securities;

               (g) set aside or paid any return or made any distribution with respect to its equity securities or redeemed, purchased, or otherwise acquired or exchanged any of its equity securities;

               (h) adjusted, split, combined or reclassified any of its equity securities, or issued or authorized the issuance of any other equity securities or property in respect of or in substitution therefor;

               (i) granted any license or sublicense, transferred or assigned any right, or commenced or settled any action, suit or proceeding with respect to any Proprietary Rights;

               (j) experienced any damage, destruction, or loss (whether or not covered by insurance) to its assets or property in an aggregate amount greater than $1,000,000;

               (k) increased any compensation or benefits payable to any of its managers, officers, or employees, other than salary increases in the ordinary course of the Company's business consistent with past practice;

               (l) made any capital expenditure or commitment for any capital expenditure in excess of $1,000,000 in the aggregate;

               (m) made any change in any accounting methods or systems of internal accounting controls (other than changes required by GAAP);

               (n) waived, released or compromised any right or claim of the Company in excess of $1,000,000 in the aggregate;

               (o) commenced or settled any action, suit or proceeding, including without limitation, any action, suit or proceeding involving the Company that, if adversely determined would reasonably be expected to have a Material Adverse Effect;

               (p) entered into any closing agreement or settled or agreed to settle any claim or assessment for Taxes or surrendered any right to claim a refund of Taxes or otherwise offset or reduce any Tax liability;

               (q)  made or changed any material election with respect to Taxes;

               (r) experienced any labor dispute, other than individual grievances, or any lockouts, strikes, slowdowns, work stoppages by or with respect to any of its employees; or

               (s) experienced any resignation or termination of any officer, key employee or group of employees of the Company.

         4.11  EMPLOYEE BENEFIT PLANS. Each employee benefit plan (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained or contributed to by the Company is set forth on SCHEDULE
4.11 and has been maintained, administered and operated in compliance with ERISA, the Code and its terms in all material respects. The Company does not maintain or contribute to or have any obligation to contribute to any pension plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA.

         4.12  TAX MATTERS. Except as set forth on SCHEDULE 4.12:

               (a) The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account any extensions), and all such Tax Returns were true, complete, correct and accurate in all material respects.

               (b) All material Taxes for which the Company is liable, in respect of periods (or portions thereof) ending on or before the Initial Closing Date have been timely paid or an adequate reserve (in conformity with GAAP) has been established therefor, and the Company has no material liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that the Company has been required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

               (c) No material deficiency for Taxes of the Company has been claimed, proposed or assessed by any taxing authority. There are no pending or, to the Knowledge of the Company, threatened, audits, assessments or other actions for or relating to any Taxes of the Company, and there are no matters under discussion with any taxing authorities with respect to Taxes of the Company. The Company has not been notified that any taxing authority intends to audit a Tax Return of the Company, and no waivers of statutes of limitation have been given by or requested with respect to the Company.

               (d) The Company has never been included in any consolidated or combined Tax Return for federal, state or local Tax purposes, nor has the Company ever been a member of an affiliated group within the meaning of Section 1504 of the Code of 1986.

               (e) To the Company's Knowledge, no Tax liens have been filed with respect to the Company (other than for current Taxes not yet due and payable).

               (f) The Company is not, nor has it ever been, a party to any Tax indemnity, Tax sharing or similar agreement.

         4.13  CONTRACTS, LEASES AND OTHER AGREEMENTS.

               (a) Except as set forth on SCHEDULE 4.13(a) or as provided in the Related Agreements, the Company is not a party to any contract, lease, agreement, plan, license, arrangement, obligation or commitment (collectively, "CONTRACTS"):

                    (i) evidencing indebtedness or the deferred purchase price of property, or pursuant to which it has guaranteed any obligation of any other Person, except any such Contracts with an aggregate outstanding principal amount not exceeding $1,000,000 and which may be prepaid on not more than sixty (60) days' notice without payment of penalty or premium;

                    (ii) creating a Lien on any of the material properties or assets of the Company;

                    (iii) prohibiting or limiting the ability of the Company to engage in any line of business, to compete with any Person or to carry on its business anywhere in the world;

                    (iv) that is a confidentiality agreement regarding the information of any third party (other than confidentiality agreements entered into in the ordinary course of business), joint venture, partnership or limited liability company agreement or similar arrangement;

                    (v) for the purchase or sale of materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend more than one year or involve consideration in excess of $1,000,000 other than those which could be terminated on sixty (60) days' or less notice without penalty or premium;

                    (vi) (A) for the sale, transfer, lease, license or parting with possession or ownership of any material assets of the Company on, prior to or after the date hereof (other than sales of products pursuant to written customer purchase orders received by the Company in the ordinary course of its business and consistent with past practice) or (B) for the lease of assets of the Company where the obligation of the Company has not been satisfied;

                    (vii) for or with respect to the lease of real or personal property to or from any Person providing for lease payments in excess of $1,000,000 per annum, other than those which could be terminated on sixty (60) days' or less notice without penalty or premium;

                    (viii) for the employment or engagement of any Person on a full-time, part-time, consulting, or other basis providing annual base compensation in excess of $250,000 or which provides for the payment of deferred compensation;

                    (ix) that are agency, sales representative, broker, distribution, contract sales or marketing agreements, the performance of which extends for more than twelve (12) months and involves consideration in excess of $500,000;

                    (x) involving the license or use of any Proprietary Right of the Company;

                    (xi) requiring the Company to redeem or repurchase any of its equity securities;

                    (xii) pursuant to which it has acquired rights (whether by license, option to acquire and/or acquisition) to market, promote, sell, distribute, develop, reformulate and/or manufacture pharmaceutical products from any third party; or

                    (xiii) engaging a clinical research organization or formulation development company to work with the Company on the development of new or reformulated pharmaceutical products.

               (b) Except as set forth on SCHEDULE 4.13(b), with respect to each Contract listed on SCHEDULE 4.13(a):

                    (i) such Contract is a valid and legally binding obligation of the Company and each Contract will continue to be a valid and legally binding obligation in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                    (ii) the Company is not in default under any material term of any such Contract;

                    (iii) to the Knowledge of the Company, no other Person that is a party to such Contract is in default of any material term thereunder; and

                    (iv) no event has occurred or circumstance exists that (with or without the giving of notice, the lapse of time or both) gives any Person that is a party to such Contract, other than the Company, the right to declare a default, exercise any remedy under, accelerate the maturity or performance of, or terminate such Contract.

         4.14 INSURANCE. The Company has in place insurance policies of such types and in such coverage and deductible amounts as are customary for businesses of a similar size and nature to the Company. Such insurance policies are in full force and effect, and the Company is not in default under any of such policies. The Company has not received any notice of cancellation or intent to cancel or increase premiums with respect to present insurance policies nor, to the Knowledge of the Company, is there any basis for any such action. The Company's insurance policies are sufficient to comply with applicable Laws and any requirements of Contracts to which the Company is a party.

         4.15 LITIGATION. Except as set forth on SCHEDULE 4.15, there are no actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened by or against the Company which, if adversely determined would reasonably be expected to have a Material Adverse Effect. The Company is not operating under or subject to, nor is it in default with respect to, any order, writ, injunction or decree of any Governmental Authority applicable to the Company.

         4.16 CONSENTS. All material consents, approvals, qualifications, orders or authorizations of, filings with, or notices to any Governmental Authority or any other third party, required in connection with the Company's execution, delivery or performance of (a) this Agreement and the Related Agreements to which the Company is a party, (b) the offer, sale and issuance of the Series C Preferred Units, and (c) the consummation of any other transaction contemplated on the part of the Company hereby or by any of the Related Agreements shall have been obtained, made or given prior to the Initial Closing.

         4.17 TITLE TO PROPERTY AND ASSETS. The Company holds its owned property and assets free and clear of all Liens, except such Liens which (a) arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets or (b) are set forth on
SCHEDULE 4.17. With respect to the property and assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest free of any Liens, except such Liens which (i) arise in the ordinary course of business and do not materially impair the Company's use of such property or assets or (ii) are set forth on SCHEDULE 4.17.

         4.18  INTELLECTUAL PROPERTY.

               (a) To the Company's Knowledge, the Company has the right to use all material Proprietary Rights used in the operation of its business as presently conducted, including, without limitation, the design, development, manufacture, use, marketing, sale, distribution, and provision of products, technology and services.

               (b) To the Company's Knowledge, the Company is not in material breach of any license, sublicense or other agreement relating to any Proprietary Rights of the Company or any third party.

               (c) Except as set forth on SCHEDULE 4.18, to the Company's Knowledge, the Company has not, under the Laws of any relevant jurisdiction, materially interfered with, infringed upon, misappropriated, or otherwise violated any Proprietary Rights of any third party.

               (d) Except as set forth on SCHEDULE 4.18, to the Company's Knowledge, no third party has materially interfered with, infringed upon, violated, misappropriated, or otherwise come into conflict with any of the Company's Proprietary Rights, or of any material right of any third party (to the extent licensed by or through the Company). Neither the Company nor, to the Company's Knowledge, any third party from whom the Company has obtained any material Proprietary Rights, has brought any action, suit or proceeding or asserted any claim against any Person for materially interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any Proprietary Rights material to the Company or breach of any license or agreement involving any Proprietary Rights material to the Company.

         4.19  RELATED PARTY AGREEMENTS; NO CONFLICT OF INTEREST.

               (a) Except as set forth on SCHEDULE 4.19(a) and except for (i) payment of compensation for services rendered, (ii) reimbursement of reasonable expenses incurred on behalf of the Company, (iii) for other standard employee benefits and (iv) loans not exceeding $200,000, individually, or $1,000,000 in the aggregate the Company is not indebted to, directly or indirectly, nor has the Company made, or committed to make, loans or extend credit, to (X) any of its managers, officers, employees, or members owning five percent (5%) or more of the equity interests of the Company, (Y) as applicable, any spouse, parent, sibling or descendant of such Persons set forth in (X) of this subsection (a), or (Z) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Persons set forth in (X) of this subsection (a) (the Persons described in the immediately preceding clauses (X),(Y) and (Z), each a "RELATED PARTY").

               (b) Except as set forth on SCHEDULE 4.19(b), the Company is not a party to any lease, license or agreement with any Related Party, except for leases, licenses or agreements that (i) resulted from arm's length negotiations with such Related Party, and (ii) that do not involve payments in excess of $500,000.

         4.20 REGISTRATION RIGHTS. Except as provided in the Registration Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any of its securities which may hereafter be issued.

         4.21  REAL PROPERTY.

               (a) OWNED REAL PROPERTY. The Company does not own any real property

               (b) LEASED REAL PROPERTY. The leases identified on SCHEDULE 4.21(b) attached hereto cover all material real estate leased, used or occupied by the Company in connection with the Company's business. The leases identified on SCHEDULE 4.21(b) (the "REAL ESTATE LEASES") are in full force and effect and the Company holds a valid and existing leasehold interest under each of such leases. None of the Real Estate Leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies made available to the Purchasers. The Company is not in default under any material term of any of the Real Estate Leases, and to the Knowledge of the Company, no lessor under any of the Real Estate Leases is in default in any material respect thereunder. Except as set forth on SCHEDULE 4.21(b), the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or materially encumbered any of its leasehold or sub-leasehold interests under any of the Real Estate Leases.

         4.22 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable Law relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing Law, except, in each case, for such violations or expenditures which have not had, or would reasonably be expected to have, a Material Adverse Effect.

         4.23  COMPLIANCE WITH LAW; LICENSES AND PERMITS. Except as set forth on
SCHEDULE 4.23: (a) the Company is not in violation of any Law, except where the failure to comply with such Law would not reasonably be expected to have a Material Adverse Effect, and (b) without limiting the generality of the foregoing, the Company holds each of the licenses, permits, approvals or authorizations necessary with respect to its current business and operations in compliance with all Laws, except where the failure to comply with such Law would not reasonably be expected to have a Material Adverse Effect.

         4.24 LABOR RELATIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Knowledge of the Company, threatened, which would have or would reasonably be expected to have a Material Adverse Effect on the Company, nor is the Company aware of any labor organization activity involving its employees

         4.25 EMPLOYEES. To the Company's Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in material violation of any material term of any employment contract or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted by the Company, nor has the Company received any notice alleging that any such violation has occurred.

         4.26 NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENTS; INVENTION ASSIGNMENT AGREEMENTS. Each key employee, officer, consultant and contractor of the Company who has access to material confidential information of the Company, has entered into agreements containing non-disclosure and confidentiality provisions applicable to such parties intended to protect certain confidential information of the Company. To the Company's Knowledge, none of such parties is in material violation of any of such provisions. No current key employee, officer or consultant of the Company who has executed an assignment of inventions in favor of the Company has excluded from such assignment any works or inventions made prior to his or her employment or engagement by the Company.

         4.27 FEES AND COMMISSIONS. Except as set forth on SCHEDULE 4.27, the Company has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement. The Company shall be responsible for the payment all fees and expenses incurred in connection with any such finder, broker, agent, financial advisor or other intermediary listed on SCHEDULE 4.27.

         4.28 SECURITIES ACT. Subject to the accuracy of each Purchaser's representations and warranties hereunder, the offer, sale and issuance of the Series C Preferred Units in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and are in compliance with all applicable state securities laws (i.e., "blue sky" laws).

         4.29 INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient, in the judgment of management, to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         4.30 NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Series C Preferred Units as contemplated by this Agreement will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

         4.31 COMPLETENESS OF DISCLOSURE. The representations and warranties contained in this Article IV and in the Schedules delivered pursuant hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV and such Schedules not misleading.

                                   ARTICLE V.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, solely on its own behalf, as follows:

         5.1 ORGANIZATION. The Purchaser, if an entity, is an entity, duly organized, validly existing and in good standing in the jurisdiction of its organization.

         5.2 AUTHORIZATION; POWER. The Purchaser has all requisite legal power to enter into this Agreement and such Related Agreements to which it is a party, and to carry out and perform its obligations under the terms of this Agreement and such Related Agreements. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance by such Purchaser of this Agreement and such Related Agreements, and the consummation of the transactions contemplated hereby and thereby, has been taken and will not be revoked, rescinded or restricted prior to Closing. This Agreement and such Related Agreements are legally valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         5.3 NO VIOLATION. None of the execution and delivery by the Purchaser of this Agreement and the Related Agreements to which it is a party, the consummation of the transactions contemplated hereby and thereby, or the fulfillment by the Purchaser of the terms hereof and thereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the organizational documents of the Purchaser, (b) constitute a default under, give rise to any right of termination, cancellation or acceleration or require any consent or approval under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, loan, license, agreement, lease or other instrument or obligation to which such Purchaser is a party or by which it or any of its assets may be bound or (c) violate any Law applicable to the Purchaser or any of its assets.

         5.4 CONSENTS. All material consents, approvals, qualifications, orders or authorizations of, filings with, or notices to any Governmental Authority or any other third party, required in connection with the Purchaser's execution, delivery or performance of (a) this Agreement and the Related Agreements to which such Purchaser is a party, and (b) the consummation of any other transaction contemplated on the part of such Purchaser hereby or by any of the Related Agreements shall have been obtained, made or given prior to the Initial Closing.

         5.5 PURCHASE FOR INVESTMENT. The Purchaser will acquire the Series C Preferred Units (and upon conversion the Conversion Securities) for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. The Purchaser acknowledges that neither the Series C Preferred Units nor any Conversion Securities have been registered under the Securities Act and, except as provided in the Registration Rights Agreement, the Company is under no obligation to file a registration statement with the Commission with respect to the Series C Preferred Units or any of such Conversion Securities.

         5.6 INVESTOR QUALIFICATIONS. The Purchaser (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Series C Preferred Units and the Conversion Securities, (b) is able to bear the complete loss of its investment in the Series C Preferred Units and the Conversion Securities, and (c) is an Accredited Investor.

         5.7 COMPANY INFORMATION. The Purchaser has received and read the financial information provided by the Company and has had an opportunity to discuss the Company's business, management and financial affairs with the managers, officers and other management personnel of the Company. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the risks, terms and conditions of this investment.

         5.8 RULE 144. The Purchaser acknowledges and agrees that the Series C Preferred Units, and the Conversion Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

         5.9 RESIDENCE. If the Purchaser is an individual, then the Purchaser resides at the location identified as the address of the Purchaser set forth on the SCHEDULE OF PURCHASERS; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on the SCHEDULE OF PURCHASERS.

         5.10 TAX MATTERS. The Purchaser (a) has reviewed with its own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Agreement, (b) is relying solely on such advisors and not on any statements or representations of the Company (other than any representations made in this Agreement or any Related Agreement) or any of its agents, and (c) understands that the Purchaser (and not the Company) shall be responsible for its own Tax Liability that may arise as a result of this investment or the transactions contemplated by this Agreement, the Series C Preferred Units, the Conversion Securities, the Amended LLC Agreement and the Related Agreements.

         5.11 FEES AND COMMISSIONS. The Purchaser has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement, nor shall the Purchaser or the Company be responsible for the payment all fees and expenses incurred in connection with any finder, broker, agent, financial advisor or other intermediary.

                                  ARTICLE VI.
                            COVENANTS OF THE PARTIES

         6.1 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Series C Preferred Units (a) for general corporate purposes and (b) to fund reasonable reserves which the Board deems advisable.

         6.2 REQUIRED CONSENTS AND APPROVALS. Each Party hereto hereby agrees to cooperate with each other party and use its commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary notices, reports, registrations or other filings and documents and to obtain as promptly as practicable all necessary consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated herein. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. Each Party hereby agrees that it will keep the other Parties apprised of the status of matters relating to completion of the transactions contemplated herein, including, as permitted by applicable law and contractual obligations, promptly furnishing the other with copies of notice or other communications received from all third parties and Governmental Authorities with respect to the transactions contemplated herein.

         6.3 COMMERCIALLY REASONABLE EFFORTS. Between the date of this Agreement and the Initial Closing Date, each of the Parties hereto shall use their respective commercially reasonable efforts to cause the conditions in Sections 3.1 and 3.2 to be satisfied.

         6.4 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will deliver to (i) each Purchaser who now or hereafter owns 50,000 or more Common Units (determined on an as converted basis), and (ii) any other Person who, together with its Affiliates, now or hereafter owns 50,000 or more Common Units (determined on an as converted basis), in each case as adjusted for an equity splits, equity combination, in-kind equity distribution, recapitalization or similar transaction:

               (a) AUDITED ANNUAL FINANCIAL STATEMENTS. As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such year, and consolidated statements of operations and cash flow of the Company and its Subsidiaries, if any, for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year for the material business units, all in reasonable detail, (i) certified by a nationally recognized independent certified public accountant, and (ii) a report of the principal financial officer of the Company containing a management discussion and analysis of the Company's consolidated financial condition at the end of such year and the results of operations for such year, including, but not limited to, a description of significant events with respect to the Company and its Subsidiaries, if any, during the preceding year and any planned or anticipated significant activities or events during the upcoming months.

               (b) UNAUDITED QUARTERLY FINANCIAL STATEMENTS. As soon as practicable after the end of each quarter of each fiscal year, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such period, and consolidated of operations and cash flow of the Company and its Subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year for the material business units, together with a comparison of such statements to the budget approved by the Board (as modified from time to time by the Board), subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial officer of the Company.

         6.5 INSPECTION. Subject to the Company's contractual obligations to third parties and the reasonable discretion of the Company's management, (a) the Purchasers, and each other Person who, together with such Person's Affiliates holds at least 50,000 or more of the Common Units (determined on an as converted basis), as adjusted for an equity splits, equity combination, in-kind equity distribution, recapitalization or similar transaction, shall have reasonable access upon written notice to the Company's personnel, properties, contracts, books and records, and other documents and data of the Company, and (b) the Purchasers or any such holder may, at its own expense, make copies of all such contracts, books and records, and other existing documents and data. Without limitation of the foregoing, the Purchasers or any such holder shall have the right to discuss and consult with the Company's executive officers, regarding the operations and financial affairs of the Company at reasonable times and upon reasonable notice. Without limiting the rights of the Purchasers and each such holder as provided in this Section 6.5, the holders shall use reasonable efforts to coordinate their inspection so as not to unreasonably burden the Company.

         6.6 FEES AND EXPENSES. The Company and the Purchasers will each bear all of their respective expenses in connection with the preparation, execution and negotiation of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

         6.7 TERMINATION. The covenants set forth in this Article VI shall terminate upon the earlier to occur of (a) the consummation of a Qualified IPO and (b) such time as all of the Series C Preferred Units cease to be outstanding.

                                  ARTICLE VII.
                                 INDEMNIFICATION

         7.1 SURVIVAL. The covenants and agreements contained in this Agreement shall survive the Closing without limitation. The representations and warranties contained in this Agreement shall survive until the first anniversary of the Initial Closing Date, other than the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4(a) and (b), 4.5, 4.7 and 4.27, and Article V, which shall survive indefinitely, and other than Sections 4.11 and 4.12, which shall survive until the expiration of the applicable statute of limitations period. If written notice of a bona fide claim (which notice shall contain a reasonably detailed description of such claim and, as applicable, include supporting documentation with respect thereto) has been given in accordance with Section 7.2(c) prior to the expiration of the survival period, then the applicable representations and warranties shall survive as to such claim, until such claim has been finally resolved.

         7.2   INDEMNIFICATION.

               (a) From and after the Closing, the Company shall indemnify, save and hold harmless each Purchaser and its respective directors, managers, officers, employees, agents, Affiliates, representatives, successors and permitted assigns from and against any and all Damages arising out of, resulting from or incident to:

                    (i) the breach of any representation or warranty made by the Company in this Agreement; or

                    (ii) the breach of any covenant or agreement by the Company contained in this Agreement.

The foregoing provisions of this Section 7.2(a) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein indefinitely; provided, that no action may be brought, and no recovery may be had in respect of a breach of any representation or warranty after the termination of such representation, as provided in Section 7.1.

               (b) From and after the Closing, each Purchaser, severally and not jointly, shall indemnify, save and hold harmless the Company, and its members of the Board, officers, employees, agents, Affiliates, representatives, successors and permitted assigns from and against and all Damages arising out of, resulting from or incident to:

                    (i) the breach of any representation or warranty made by the Purchaser in this Agreement; or

                    (ii) the breach of any covenants or agreement by the Purchaser.

The foregoing provisions of this Section 7.2(b) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein indefinitely; provided, that no action may be brought, and no recovery may be had, in respect of a breach of any representation or warranty after the termination of such representation, as provided in Section 7.1.

               (c)  Any Party permitted to seek indemnification under this
Section 7.2 (an "INDEMNIFIED PARTY") shall give the Party from whom indemnification is being sought (an "INDEMNIFYING PARTY") notice of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 7.2. The Liability of an Indemnifying Party under this Section 7.2 with respect to Damages arising from claims of any third party which are subject to the indemnification provided for in this Section 7.2 ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions. If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section
7.2 except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists a material conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party or if there are separate, relevant and material defenses available to the Indemnified Party that are not available to the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the

Indemnifying Party, provided that the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one separate counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties, taken together. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which (A) does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or (B) includes an admission of fault, culpability or a failure to act by or on behalf of an Indemnified Party or (ii) settle or compromise any Third Party Claim if the settlement which imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. No Third Party Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) if such settlement or compromise would result in an obligation of the Indemnifying Party to indemnify such Indemnified Party, or would otherwise result in Liability of, or have an adverse impact upon, such Indemnifying Party.

               (d) The term "DAMAGES" shall mean any and all claims, damages, liabilities and expenses losses resulting from any Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, Taxes, penalties, fines and expenses (whether or not arising out of Third Party Claims), reasonable attorneys' fees, and all amounts paid in investigation, defense or settlement of any of the foregoing.

         7.3 LIMITATION ON REMEDIES. The rights of indemnification set forth in this Article VII shall be the sole and exclusive remedy of each Party for the breach by the other Party of any representation, warranty or covenant or other term in this Agreement other than claims for specific performance or other equitable relief. Notwithstanding any provision herein to the contrary, with respect to each Purchaser, the Company's liability under this Article VII shall not exceed the aggregate Purchase Price paid by such Purchaser.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

         8.1 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any Party will bind and inure to the benefit of the respective successors and assigns of such Party, whether so expressed or not; provided, however, that no Party shall assign (by operation of law or otherwise) this Agreement or any part hereof or any obligation hereunder without the prior written consent of the other Parties hereto other than an assignment by the Company in connection with a Corporate Conversion (as defined in the Amended LLC Agreement).

         8.2 THIRD PARTY BENEFICIARY. With the exception of the Indemnitees as set forth in Article VII, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

         8.3 CONFIDENTIALITY: PUBLIC ANNOUNCEMENTS. Each Purchaser agrees, and agrees to cause its Affiliates, to at all times hold in confidence and keep secret and inviolate all of the Company's confidential information, including, without limitation, all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Company, which the Purchaser or any such Affiliates may or hereafter come to know; provided, however, that, except as otherwise provided herein, the Purchaser may disclose any such information (a) to its representatives and agents who agree to be bound by such confidentiality provisions, (b) that otherwise is or has become generally available to the public (without breach of this Section 8.3), (c) as to which Purchaser has obtained knowledge from sources other than the Company or the managers or the officers of the Company (provided, that such source is not known to such Purchaser to be bound by a confidentiality agreement with the Company), or (d) that it is required to disclose to any Governmental Authority by Law or subpoena or judicial process or as is required to enforce its rights hereunder or that is required to be disclosed under the rules of any stock exchange to which any Purchaser or an Affiliate is subject, in which case, the disclosing Purchaser shall provide the Company with prompt advance notice of such disclosure so that the Company shall have the opportunity if it so desires to seek a protective order or other appropriate remedy and, in connection with any disclosure required by the Commission or the rules of or any stock exchange to which a Purchaser or any Affiliate of a Party is subject, the disclosing Purchaser shall use reasonable efforts to obtain confidential treatment for such disclosure (to the extent reasonably available). Each Purchaser and its Affiliates agree that such confidential information shall be used only in connection with the business of the Company, and the Purchaser's investment therein, and not for any other purpose, including, without limitation, in connection with any competitive or potentially competitive activities. Any publicity release, advertisement, filing, public statement or announcement made, regarding this Agreement or any of the transactions contemplated hereby is to be first reviewed by, and must be reasonably satisfactory to, the Company and the applicable Purchaser(s).

         8.4 NOTICES. Any notices required or permitted to be sent hereunder shall be delivered personally, via facsimile transmission (with confirmation), or mailed, via certified mail (return receipt requested), or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon delivery, if delivered personally or via facsimile, three (3) Business Days after mailing, if mailed, or one (1) Business Day after delivery to the courier, if delivered by overnight courier service:

               if to the Company to:

                    Reliant Pharmaceuticals, LLC
                    110 Allen Road
                    Liberty Corner, New Jersey 07938
                    Attention: President
                    Telecopy: (908) 542-9405

               with copies sent concurrently to:

                    Reliant Pharmaceuticals, LLC
                    110 Allen Road
                    Liberty Corner, New Jersey 07938
                    Attention: General Counsel
                    Telecopy: (908) 542-9405

                    Latham & Watkins
                    Sears Tower, Suite 5800
                    233 South Wacker Drive
                    Chicago, Illinois 60606
                    Attention: Michael A. Pucker
                    Telecopy: (312) 993-9767

               if to the Purchasers, to:

                    the address(es) set forth on the SCHEDULE OF PURCHASERS.

         8.5 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

         8.6 CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST HIM, HER OR IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, NEW YORK, AND EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, NEW YORK, AND FURTHER IRREVOCABLY

WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         8.7 WAIVER OF JURY TRIAL. EACH PARTY HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

         8.8 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, but not limited to, (a) consents, waivers, amendments and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The Parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         8.9 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         8.10 ENTIRE AGREEMENT. This Agreement and the Related Agreements, together with all Exhibits and Schedules hereto and thereto and all other agreements entered into pursuant hereto and thereto, constitute the complete and final agreement of the parties concerning the matters referred to herein, and supersede all prior agreements and understandings.

         8.11 CONSENT TO AMENDMENTS; WAIVERS. The provisions of this Agreement may not be amended, nor any provision hereof waived, and the Company may not take any action herein prohibited or omit to perform any act herein required to be performed by it, except pursuant to the written consent of Company and Purchasers holding at least 67% of the outstanding Series C Preferred Units. No other course of dealing between the Company and the Purchasers or any delay in exercising any rights hereunder or under any of the Related Agreements shall operate as a waiver of any rights of any such holders. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions or conditions of this Agreement or any of the Related Agreements must be made in writing and shall be effective only to the extent specifically set forth in such writing.

         8.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         8.13 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any other Purchaser in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any investment decision heretofore made by any of them in connection with the Series C Preferred Units and Conversion Units.

         8.14 EQUITY SPLITS. All references to numbers of units in this Agreement shall be appropriately adjusted to reflect any split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

         8.15 AGGREGATION OF EQUITY. All Series C Preferred Units or Conversion Securities held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                            (Signature page follows.)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                   THE COMPANY:
                                   -----------

                                   RELIANT PHARMACEUTICALS, LLC

                                   By: /s/ Joseph J. Krivulka
                                      ------------------------------------
                                      Name:  Joseph J. Krivulka
                                      Title:  President


                                   THE PURCHASERS:
                                   --------------

                                   ALKERMES, INC., a Pennsylvania corporation


                                   By: /s/ Michael Landine
                                      ------------------------------------
                                      Name:  Michael Landine
                                      Title:  Vice President


                                   BAY CITY CAPITAL FUND III, L.P.

                                   By: Bay City Capital Management III, LLC
                                   Its: General Partner

                                   By: /s/ Fred Craves
                                      ------------------------------------
                                      Name:
                                      Title:


                                   PHARMBAY INVESTORS, L.L.C.

                                   By: /s/ Glen Miller
                                      ------------------------------------
                                      Name:  Glen Miller
                                      Title:  Vice President

                   [SIGNATURE PAGE TO SERIES C PREFERRED UNIT
                            SUBSCRIPTION AGREEMENT]

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS
--------

Exhibit A     -     Form of First Amended and Restated Limited Liability Company
                    Agreement

Exhibit B     -     Form of First Amended and Restated Registration Rights
                    Agreement

Exhibit C     -     Form of Joinder to Amended LLC Agreement


SCHEDULES
---------

Schedule of Purchasers

Schedule 4.1      -      Organization and Qualification
Schedule 4.4(a)   -      Pre-Series C Equity Capitalization
Schedule 4.4(b)   -      Post-Series C Equity Capitalization
Schedule 4.4(c)   -      Equity Plans, Incentive Options, Etc.
Schedule 4.9      -      Absence of Undisclosed Liabilities
Schedule 4.10     -      Absence of Certain Changes
Schedule 4.11     -      Employee Benefit Plans
Schedule 4.12     -      Tax Matters
Schedule 4.13(a)  -      Contracts
Schedule 4.13(b)  -      Exceptions to Contracts Representation
Schedule 4.15     -      Litigation
Schedule 4.17     -      Liens on Owned and Leased Assets
Schedule 4.18     -      Intellectual Property
Schedule 4.19(a)  -      Related Party Transactions - Loans
Schedule 4.19(b)  -      Related Party Transactions - Agreements
Schedule 4.21(b)  -      Leased Real Property
Schedule 4.23     -      Compliance with Laws
Schedule 4.26     -      Non-Disclosure and Confidentiality Agreements, Etc.
Schedule 4.27     -      Fees and Commissions

                             SCHEDULE OF PURCHASERS

PURCHASER NAME AND ADDRESS                                    COMMITMENT AMOUNT
--------------------------                                    -----------------

ALKERMES, INC.                                                  $100,000,000
     64 Sidney Street
     Cambridge, Massachusetts 02139
     Attention: Chief Financial Officer
     Facsimile: (617) 494-9263
     Tax ID No.: 23-2472830

     with a copy to:

     Ballard Spahr Andrews & Ingersoll, LLP
     1735 Market Street, 51st floor
     Philadelphia, Pennsylvania 19103
     Attention: Morris Cheston, Jr.
     Facsimile: (215) 864-8999


BAY CITY CAPITAL FUND III, L.P.                                  $25,000,000*
     750 Battery, Suite 600
     San Francisco, California 94111
     Attention: Fred Craves
     Facsimile: (415) 837-0996

PHARMBAY INVESTORS, L.L.C.                                       $25,000,000*
     200 West Madison Street, Suite 2500
     Chicago, Illinois 60606
     Attention: Glen Miller
     Facsimile: (312) 920-2436


* Commitment Amount will be funded by exchange of outstanding Bridge Notes.